UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

OWC Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	4514760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Execution of an agreement to perform a Safety and Pharnacokinetic (PK) study of OWC’s soluble tablet versus Sativex®

OWC Pharmaceutical Research Corp. (“OWC”) is happy to announce the execution of a contract with the Souraski Medical Center Fund in Tel Aviv for performing a Single-Dose, Randomized, Crossover Study to compare the Safety, Tolerability and Pharmacokinetics of OWC’s Medical Grade Cannabis - Orally Disintegrating Tablets (MGC-ODT) with Buccal Sativex®, in Healthy Adult Volunteers. This Clinical Trial Agreement (the “Agreement”) is between One World Cannabis Ltd., a company organized and existing under the laws of Israel and a wholly-owned subsidiary of OWC, and The Medical, Infrastructure and Health Services Fund of the Tel Aviv Medical Center, Israel, and Prof. Jacob Ablin M.D. as the Principal Investigator. The primary objectives of the study are:

1. To investigate the pharmacokinetics profile of THC, 11-OH THC and CBD following a single sublingual dose of MGC-ODT.

2. To compare the pharmacokinetic profiles of THC, THC metabolite 11-hydroxy-THC and CBD following a single administration of the investigational MGC-ODT vs. Sativex® Oromucosal Spray.

3. To monitor and compare the safety and tolerability of the MGC-ODT and Sativex® in the participating subjects.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC PHARMACEUTICAL RESEARCH CORP.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Dated: March 14, 2019

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